EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

NANOGEN, INC.

EMPIRE ACQUISITION CORP.

and

EPOCH BIOSCIENCES, INC.

Dated as of September 7, 2004

i

(continued)

(continued)

(continued)

		Page
Section 10.05	Incorporation of Exhibits	57

Section 10.06	Governing Law	57

Section 10.07	Waiver of Jury Trial	57

Section 10.08	Consent to Jurisdiction	57

Section 10.09	Enforcement	57

Section 10.10	Headings; Interpretation	58

Section 10.11	Counterparts	58

Section 10.12	Entire Agreement	58

ANNEXES

ANNEX A	Company Voting Agreement
ANNEX B	Parent Voting Agreement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 7, 2004 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among NANOGEN, INC., a Delaware corporation (“Parent”), EPOCH BIOSCIENCES, INC., a Delaware corporation (“Company”), and EMPIRE ACQUISITION CORP., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”):

W I T N E S S E T H:

WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the “Merger”) and have approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, each of the executive officers and directors and certain stockholders of Company have entered into a voting agreement substantially in the form attached hereto as Annex A (“Company Voting Agreement”); and

WHEREAS, concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, officers and directors of Parent have entered into a voting agreement substantially in the term attached hereto as Annex B (“Parent Voting Agreement”).

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Business Day” shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

“Company Competing Transaction” shall mean any of the following involving Company (other than the Merger):

(i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other similar transaction;

(ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

(iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

(iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

(v) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

(vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Company Disclosure Schedule” shall mean the written disclosure schedule delivered by Company to Parent prior to the execution of this Agreement, forming a part hereof and arranged in sections corresponding to the numbered and lettered Sections contained in Article IV (provided, however, that disclosure in any section shall be deemed to have been set forth in all other applicable sections where it is reasonably apparent that such disclosure is applicable to such other sections notwithstanding the omission of any cross-reference to such other section).

“Company Material Adverse Effect” shall mean any change, development, occurrence or effect that, individually or in the aggregate (taking into account all other such changes, developments, occurrences and effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company, or could reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby other than such changes, developments, occurrences or effects reasonably attributable to (a) economic conditions generally in the United States or foreign economies in any locations where Company has material operations or sales; (b) conditions generally affecting the industries in which Company participates; provided, with respect to clauses (a) and (b), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on Company; provided, however, that (i) any changes or effects resulting from or attributable the public announcement or pendency of the transactions contemplated by this Agreement; (ii) any changes resulting from the compliance with the terms of, or taking of any action required by, this Agreement, (iii) any change in Company’s stock price or trading volume; or (iv) any failure of Company to meet its financial projections (whether or not publicly disclosed) or published analysts’ forecasts relating to it shall not constitute a Company Material Adverse Effect.

“Company Option” shall mean an option to purchase shares of Company Common Stock under the Company Stock Plans.

“Company Stock Plans” shall mean the 2003 Stock Incentive Plan, the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan – 1993 and the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan – 1991.

“Company Superior Proposal” shall mean a bona fide written offer which is not solicited after the date hereof in violation of this Agreement made by a Person other than Parent or Merger Sub that (i) concerns a Company Competing Transaction, (ii) is on terms which Company’s board of directors shall have determined (based upon the advice of Company’s independent financial advisors and taking into account all of the terms and conditions of such proposal, the likelihood of completion of such Company Competing Transaction, applicable fees payable to Parent and the financial, regulatory, legal and other aspects of such proposal) in the proper exercise of its fiduciary duties to Company’s stockholders that such Company Competing Transaction provides greater value to the stockholders of Company than the Merger (after taking into account any changes to the financial terms of the Merger proposed by Parent in response to such offer or otherwise), and (iii) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company’s board of directors shall have determined in the proper exercise of its fiduciary duties to Company’s stockholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed.

“Company Warrant” shall mean the warrants to purchase 906,000 shares of Company Common Stock listed on Schedule 4.3 of the Company Disclosure Schedule.

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated July 12, 2004, between Parent and Company.

“Contract” means a loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license, whether oral or written, that has not been terminated and that contains any continuing obligation or liability of Company or third party.

“Delaware Law” shall mean the Delaware General Corporation Law.

“$” shall mean United States Dollars.

“Encumbrances” shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind; provided, however, that the term “Encumbrance” shall not include any lien, pledge or security interest held by -Company on one or more shares of Company Common Stock or any repurchase right or option held by Company on any outstanding unvested shares of Company Common Stock.

“Environmental Law” shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Expenses” shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Joint Proxy Statement (as defined in Section 7.01), the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

“Final Average Closing Price” shall mean the average closing price of Parent Common Stock on the NNM for the five (5) trading days prior to the Closing Date.

“Governmental Entity” shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Hazardous Material” shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls; (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law; (iii) any radioactive or radiological substances, elements or compounds; or (iv) any biological pathogens, viruses or other harmful biological substances.

“Health and Safety Law” shall mean any Law, and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to occupational health and safety and/or public health and safety including, without limitation, any guidelines adopted or published by the National Institutes of Health or the Centers for Disease Control.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith (in each case in any domestic or foreign jurisdiction): (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions, materials, methods, discoveries and ideas (whether patentable or not); (iii) trade secrets, proprietary information, know how, confidential information, technology and technical data, formulations, and all documentation relating to any of the foregoing and rights to limit the use of disclosure thereof by any person; (iv) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; (v) writings and other works, whether copyrightable or not; (vi) all trade names, trademarks, service marks brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (vii) all databases and data collections and all rights therein; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; and (ix) all web addresses, sites and domain names.

“HSR Act” shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge of Company” shall mean actual knowledge, with respect to any specific matter, of any current executive officer, director, or any other officer of Company having primary responsibility for such matter.

“Knowledge of Parent” shall mean actual knowledge, with respect to any specific matter, of any current executive officer, director, or any other officer of Parent having primary responsibility for such matter.

“Law” shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

“NNM” shall mean the Nasdaq National Market.

“NSCM” shall mean the Nasdaq Small Cap Market.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered by Parent to Company prior to the execution of this Agreement, forming a part hereof and arranged in sections corresponding to the numbered and lettered Sections contained in Article V (provided, however, that disclosure in any section shall be deemed to have been set forth in all other applicable sections where it is reasonably apparent that such disclosure is applicable to such other sections notwithstanding the omission of any cross-reference to such other Section).

“Parent Material Adverse Effect” shall mean any change, development, occurrence or effect that, individually or in the aggregate (taking into account all other such changes, developments, occurrences and effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or could reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby other than such changes, developments, occurrences or effects reasonably attributable to (a) economic conditions generally in the United States or foreign economies in any locations where Parent has material operations or sales; (b) conditions generally affecting the industries in which Parent participates; provided, with respect to clauses (a) and (b), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on Parent; provided, however, that (i) any changes or effects resulting from or attributable the public announcement or pendency of the transactions contemplated by this Agreement; (ii) any changes resulting from the compliance with the terms of, or taking of any action required by, this Agreement; (iii) any change in Parent’s stock price or trading volume; or (iv) any failure of Parent to meet its financial projections (whether or not publicly disclosed) or published analysts’ forecasts relating to it shall not constitute a Parent Material Adverse Effect.

“Parent Stock Plans” shall mean Parent’s 2002 Stock Bonus Plan, 1997 Stock Incentive Plan, 1995 Stock Option/Stock Issuance Plan, 1993 Stock Option Plan and the SynX Pharma Inc. Stock Option Plan.

“Parent Subsidiary” shall mean a Subsidiary of Parent.

“Permitted Encumbrances” shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Tax” shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority (“Taxing Authority”), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

“Tax Return” shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

“U.S. GAAP” shall mean United States generally accepted accounting principles.

Section 1.02 Index of Defined Terms. Solely for convenience purposes, the following is a list of terms that are defined in this Agreement and the Section numbers where such definition is contained:

Term	Section
$	Section 1.01
Affiliate	Section 1.01
Appraisal Shares	Section 3.07
Blue Sky Laws	Section 1.01
Business Day	Section 1.01
Certificate of Merger	Section 2.03
CLIA	Section 4.06(b)
Closing	Section 2.02
COBRA	Section 4.09(h)
Company Benefit Plans	Section 4.09(a)
Company Board Approval	Section 4.04
Company Certificates	Section 3.02(c)
Company Common Stock	Section 3.01(a)
Company Competing Transaction	Section 1.01
Company Disclosure Schedule	Section 1.01
Company Employees	Section 7.09
Company ERISA Affiliate	Section 4.09(a)
Company Financial Advisor	Section 4.19
Company Insiders	Section 7.10
Company Material Adverse Effect	Section 1.01
Company Option	Section 1.01
Company Permits	Section 4.06(a)
Company Preferred Stock	Section 4.03(a)
Company Product	Section 4.11(xii)
Company Registered Intellectual Property	Section 4.14(a)
Company Reports	Section 4.07(a)
Company Software Programs	Section 4.14(k)
Company Stock Plans	Section 1.01
Company Stockholders’ Meeting	Section 7.01(a)
Company Superior Proposal	Section 1.01
Company Termination Fee	Section 9.05(b)
Company Warrant	Section 1.01
Confidentiality Agreement	Section 1.01
Contract	Section 1.01
Costs	Section 7.04(b)
Debt Obligations	Section 4.11(xi)
Delaware Law	Section 1.01
Effective Time	Section 2.03
Encumbrances	Section 1.01
Environmental Law	Section 1.01
Environmental Permit	Section 1.01
ERISA	Section 1.01
Exchange Act	Section 1.01
Exchange Agent	Section 3.02(a)
Exchange Ratio	Section 3.01(a)

Term	Section
Expenses	Section 1.01
FDA	Section 4.06(b)
FDA Act	Section 4.06(b)
Final Average Closing Price	Section 1.01
Governmental Entity	Section 1.01
Governmental Order	Section 1.01
Hazardous Material	Section 1.01
Health and Safety Law	Section 1.01
HIPAA	Section 4.06(b)
HSR Act	Section 1.01
Indemnified Parties	Section 7.04(b)
Intellectual Property	Section 1.01
Intellectual Property Rights	Section 4.14(a)
IP Liens	Section 4.14(a)
IRB	Section 4.06(e)
IRS	Section 1.01
Joint Proxy Statement	Section 7.01(a)
June 30 Balance Sheet	Section 4.15(a)
Knowledge of Company	Section 1.01
Knowledge of Parent	Section 1.01
Law	Section 1.01
Material Contracts	Section 4.11
Merger Consideration	Section 3.01(a)
NNM	Section 1.01
NSCM	Section 1.01
Parent Benefit Plan	Section 7.09
Parent Certificates	Section 3.02(b)
Parent Common Stock	Section 3.01(a)
Parent Disclosure Schedule	Section 1.01
Parent ESPP	Section 5.02(a)
Parent Financial Advisor	Section 5.13
Parent Intellectual Property Rights	Section 5.09(a)
Parent IP Liens	Section 5.09(a)
Parent Issue Price	Section 3.01(a)(i)
Parent Material Adverse Effect	Section 1.01
Parent Permits	Section 5.02(a)
Parent Preferred Stock	Section 5.02(a)
Parent Registered Intellectual Property	Section 5.09(a)
Parent Reports	Section 5.07(a)
Parent Share Increase	Section 7.01(a)
Parent Stock Options	Section 5.02(a)
Parent Stock Plans	Section 1.01
Parent Stockholders’ Meeting	Section 7.01(a)
Parent Subsidiary	Section 1.01
Permitted Encumbrances	Section 1.01
Person	Section 1.01
Product	Section 4.06(d)
Proposed Authorized Share Number	Section 7.01(a)
Registration Statement	Section 7.01(a)
Representatives	Section 6.04(a)

Term	Section
Repurchase Options	Section 3.05(a)(iii)
Sarbanes-Oxley Act	Section 4.07(e)
Sarbanes-Oxley Act	Section 5.07(e)
SEC	Section 1.01
Section 1301	Section 3.07
Section 262	Section 3.07
Securities Act	Section 1.01
Share Issuance	Section 7.01(a)
Software	Section 1.01
Subsidiary	Section 1.01
Surviving Corporation	Section 2.01
Tax	Section 1.01
Tax Return	Section 1.01
Terminating Company Breach	Section 9.01(h)
Terminating Parent Breach	Section 9.01(i)
U.S. GAAP	Section 1.01

ARTICLE II

THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).

Section 2.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the “Closing”) to be held at the offices of Morgan, Lewis & Bockius LLP, One Market, Spear Street Tower, San Francisco, California 94105, unless another date, time or place is agreed to in writing by Parent and Company.

Section 2.03 Effective Time. At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of Delaware Law (the date and time of such filing, or such later date and time as may be set forth therein, being the “Effective Time”).

Section 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

Section 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. At the Effective Time:

(a) the Certificate of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that the Bylaws of the Surviving Corporation shall be amended to reflect that the name of the Surviving Corporation shall be “EPOCH BIOSCIENCES, INC.” and Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is EPOCH BIOSCIENCES, INC.”;

(b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

(c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

(a) Each share of Common Stock, $0.01 par value, of Company (“Company Common Stock”) issued and outstanding immediately before the Effective Time (excluding (i) Appraisal Shares (as defined in Section 3.07 below), (ii) those owned by Parent, Merger Sub and any wholly-owned Subsidiary of Parent or Merger Sub, and (iii) those held in the treasury of Company and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for the right to receive a number of shares of common stock, $0.001 par value per share, of Parent (“Parent Common Stock”) equal to the Exchange Ratio (and cash in lieu of fractional shares pursuant to Section 3.04) (the “Merger Consideration”). The “Exchange Ratio” shall be calculated as follows:

(i) if the average of the closing prices per share of Parent Common Stock as reported on the NNM for the twenty consecutive trading days ending on and including the third trading day preceding the Closing Date (the “Parent Issue Price”) is less than or equal to $3.16, then the Exchange Ratio shall equal 0.6329;

(ii) if the Parent Issue Price is greater than $4.28, but less than $3.16, then the Exchange Ratio shall be calculated by dividing $2.00 by the Parent Issue Price, calculated to the nearest one ten-thousandth share of Parent; or

(iii) if the Parent Issue Price is equal to or greater than $4.28, then the Exchange Ratio shall equal 0.4673.

(b) Each share of Company Common Stock (i) held in the treasury of Company, or (ii) owned by Parent, Merger Sub, and any wholly-owned Subsidiary of Parent or Merger Sub, in each case immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

(c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate representing 100 shares of Surviving Corporation common stock in exchange for the certificate that formerly represented shares of Merger Sub common stock, which shall be surrendered by Parent and canceled.

Section 3.02 Exchange of Shares Other than Appraisal Shares and Treasury Shares.

(a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably satisfactory to Company to act as exchange agent for the Merger (the “Exchange Agent”).

(b) Parent to Provide Common Stock. At the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of Company Common Stock Certificates of Parent Common Stock (“Parent Certificates”) representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time. From time to time, Parent shall make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 3.04.

(c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock (“Company Certificates”), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time: (i) a letter of transmittal in form and substance satisfactory to Company, such approval not to be unreasonably withheld (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04) and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock, as the case may be, shall have been so converted (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04). Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Parent Common Stock.

(e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

(g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock, as the case may be, shall have been converted, if any, shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock, as the case may be, is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

Section 3.04 No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

Section 3.05 Company Options; Unvested Shares; Warrants.

(a) The Company Stock Plans, together with the outstanding Company Options and the unvested shares of Company Common Stock issued under such plans, shall be treated as follows in connection with the Merger:

(i) At the Effective Time, Parent shall assume each of the Company Stock Plans in its entirety, including the portion of the share reserve thereunder relating to the outstanding Company Options and any remaining unallocated balance of Company Common Stock reserved for issuance under that Company Stock Plan, including, to the extent permissible under applicable law and the rules of the Nasdaq Stock Market, Inc, the annual evergreen increases to the 2003 Stock Incentive Plan under section 4.1(b) of such plan. In effecting such assumption, the reserve of Company Common Stock under each Company Stock Plan at the Effective Time shall be converted into shares of Parent Common Stock by multiplying such Company Common Stock reserve by the Exchange Ratio and rounding down to the nearest whole share of Parent Common Stock. Shares added to the reserve of the 2003 Stock Incentive Plan pursuant to the annual evergreen increases to such plan, if any, shall be added in accordance with section 4.1(b) of the plan, as adjusted to reflect the exchange ratio, in accordance with applicable law and the rules of the Nasdaq Stock Market, Inc. Any new option grants or share issuances under the assumed Company Stock Plans following the Effective Time shall be only be granted to individuals who are not at the Effective Time in the employ or service of the Parent or any Affiliate of the Parent.

(ii) At the Effective Time, each outstanding Company Option, whether vested or unvested, shall be assumed by the Parent upon the terms and subject to the conditions set forth in this Agreement. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including the terms and conditions set forth in the Company Stock Plan under which it was granted and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time and the Exchange Ratio, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio. Consistent with the terms of the applicable Company Stock Plan and the documents governing the outstanding Company Options under such Plan, the Merger shall not terminate any of the Company Options assumed by Parent or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock subject to those assumed options.

(iii) All outstanding rights to repurchase unvested shares of Company Common Stock that Company may hold immediately prior to the Effective Time (the “Repurchase Options”) shall be assigned to Parent in consummation of the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time, except that, from and after the Effective Time, the shares subject to each Repurchase Option shall be the number of shares of Parent Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock which would have otherwise been subject to that Repurchase Option at the time of exercise had the Merger not occurred, and the purchase price payable per share under that Repurchase Option shall be determined by dividing the repurchase price in effect for each share of Company Common Stock subject to that Repurchase Option immediately prior to the Effective Time by the Exchange Ratio (with such shares and price per share being subject to adjustment to appropriately reflect any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to Parent Common Stock occurring after the Effective Time). As a result of such assignment, Parent shall, upon the exercise of the Repurchase Option, succeed to the entire right, title and interest in and to all of the shares of Parent Common Stock subject to such Repurchase Option.

(b) At the Effective Time, the Company Warrants shall be assumed by the Parent upon the terms and subject to the conditions set forth in this Agreement. The Company Warrants so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Effective Time, subject to adjustment in the same manner as set forth in subparagraph (a)(ii) of this Section 3.05.

Section 3.06 Certain Adjustments. If between the date of this Agreement and the Effective Time, (a) the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (b) the number of shares of Company Common Stock on a fully diluted basis exceeds that specified in Section 4.03 or disclosed in Schedule 4.03 of the Company Disclosure Schedule by an amount in excess of 300,000 shares (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this Agreement or a correction to such Sections), then, in either case, each Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

Section 3.07 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (i) has not voted such shares of Company Common Stock in favor of the Merger at the Company Stockholders’ Meeting, (ii) is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the Delaware Law (“Section 262”), or, pursuant to Section 1301 of California Law, if applicable (“Section 1301”), and complies in all respects with the provisions of Section 262, or, Section 1301, if applicable, and (iii) has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under the Delaware Law, or, California Law, if applicable, as of the Effective Time (the “Appraisal Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(a), but instead such holder of Appraisal Shares shall only be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262, or, Section 1301, if applicable. At the Effective Time, all Appraisal Shares shall automatically be cancelled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except such rights as are granted under Section 262, or, Section 1301, if applicable. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or, Section 1301, if applicable, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, or, Section 1301, if applicable, then the rights of such holder under Section 262, or, Section 1301, if applicable, shall cease to exist and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive such holder’s Merger Consideration as provided in Section 3.01(a). Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and, subject to applicable law, direct all negotiations and proceedings with respect to such demands. Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 3.08 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

Section 3.09 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use commercially reasonable efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, that:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company has been duly organized and is validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Company has no Subsidiaries. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, Company does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any partnership or joint venture arrangement or other business entity.

Section 4.02 Certificate of Incorporation and Bylaws; Corporate Books and Records. The copies of Company’s certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. True and complete copies of the minutes of all meetings of stockholders, the board of directors of Company, including exhibits to the minutes since January 1, 2001 have been provided by Company to Parent.

Section 4.03 Capitalization.

(a) The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of Company (the “Company Preferred Stock”). As of the date hereof, (i) 28,635,671 shares of Company Common Stock are issued and outstanding (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock are held in the treasury of Company, and (iv) 1,950,988 shares of Company Common Stock are reserved for future issuance pursuant to Company Options and Company Warrants. Each outstanding share of Company Common Stock is duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right or similar right under Delaware law, Company’s certificate of incorporation, bylaw or Contract to which Company is a party or otherwise bound. None of the outstanding shares of Company’s common stock has been issued in violation of any federal or state securities laws.

(b) The name of each holder of a Company Option or Company Warrant, the grant or issuance date of each Company Option or Company Warrant, the number of shares of Company Common Stock for which each Company Option or Company Warrant is exercisable, the exercise price of each Company Option or Company Warrant and the vesting schedule of each Company Option or Company Warrant are set forth in Schedule 4.03 of the Company Disclosure Schedule. Schedule 4.03 of the Company Disclosure also sets forth a true and complete list as of the date hereof of each outstanding unvested Company Common Stock issuance under the Company Stock Plans, including the holder of those unvested shares, the number of unvested shares of Company Common Stock held by such person, the applicable vesting schedule and the Company Stock Plan under which it was issue and the purchase price paid per share. On the Closing Date, Company shall deliver to Parent a complete update to Schedule 4.03 of the Company Disclosure Schedule current as of the Closing Date. The terms of the Company Stock Plans and each stock option agreement evidencing an outstanding Company Option thereunder permit the assumption of the Company Options without the consent or approval of the holders of those Company Options, Company’s stockholders or otherwise. Neither the Company Stock Plans nor any contract, commitment, agreement or instrument of any character to which Company is a party to or by which Company is bound relating to any Company Options or relating to any unvested shares of Company Common Stock requires or otherwise provides for any accelerated vesting or exercisability of any shares of Company Common Stock and/or Company Options in connection with the Merger or any other transaction contemplated by this Agreement or upon any subsequent termination of employment or service with Company. True, correct and complete copies of each form of agreement and instrument relating to or issued under the Company Option Plans pursuant to which any Company Option or other equity incentive has been granted have been provided to Parent, and all such agreements and instruments, as amended, modified or supplemented, entered or issued by the Company have not varied materially from such forms. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and the Company Warrants and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(c) There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity or Person.

(d) Company is not a party to or bound by any agreement with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Company. Except for the Company Voting Agreements, to the Knowledge of Company, there are no agreements among other parties, to which Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreement relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Company.

(e) The Company Common Stock constitutes the only class of securities of Company registered or required to be registered under the Exchange Act.

Section 4.04 Authority Relative to This Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders’ Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies. The board of directors of Company has unanimously determined that it is fair to, advisable and in the best interests of Company’s stockholders for Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that Company’s stockholders approve and adopt this Agreement and the Merger (the “Company Board Approval”), and none of the aforesaid actions by Company’s board of directors has been amended, rescinded or modified. The Company Board Approval constitutes approval of the Merger and the other transactions contemplated hereby by the Company’s board of directors under the provisions of Section 203 of the Delaware Law such that Section 203 of the Delaware Law does not apply to this Agreement or the transactions contemplated hereby. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation is applicable to Company, the shares of Company Common Stock, the Merger or any of the other transactions contemplated by this Agreement.

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any property or asset of Company is bound or affected or (iii) except as otherwise set forth on Schedule 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of NSCM, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by Delaware Law.

Section 4.06 Permits; Compliance with Laws.

(a) Company is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, variances, exemptions, certificates, easements, consents, clearances, approvals and orders of any Governmental Entity necessary for Company to test, manufacture, market, sell, or distribute its products, to own, lease and operate its properties and assets, or otherwise carry on its business as it is now being conducted (collectively, the “Company Permits”) and all such Company Permits are in full force and effect. As of the date of this Agreement, none of the Company Permits has been withdrawn, revoked, suspended or cancelled nor is any such withdrawal, revocation, suspension or cancellation pending or, to the Knowledge of Company, threatened in writing. Company is not in conflict with, or in default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that would not have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened in writing against Company that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since January 1, 1999, Company has not received from any Governmental Entity any notice or other with respect to possible or actual conflicts, defaults or violations of any Laws. As appropriate, Company possesses such third party certifications and/or accreditations necessary to conduct its business.

(b) Except as set forth in Schedule 4.06 of the Company Disclosure Schedule, all activities of Company including, but not limited to, testing, research, and analysis have been, and are currently being, conducted in compliance with all applicable federal, state, or local Laws, ordinances, regulations, rules, guidances or guidelines, permissions, authorizations, consents, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, and other similar items of any court or other Governmental Entity, except where any such failure would not, individually or in the aggregate, have a Company Material Adverse Effect. Company has all material Permits from any Governmental Entity, including the United States Food and Drug Administration (the

“FDA”) and any agency of any Governmental Entity exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign Law comparable to that administered by the FDA, if applicable), for its products, that are necessary to the ownership of its property or to the conduct of its business in the manner and to the extent now conducted, including but not limited to, the U.S. Federal Food, Drug and Cosmetic Act (“FDA Act”), Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and the rules, regulations, and policies of the United States Department of Health and Human Services.

(c) Except as identified in the Company Disclosure Schedule, since January 1, 1999 no Governmental Entity or regulatory authority has served any notice, Warning Letter, regulatory letter, Section 305 notice, or any other similar written communication on Company stating that its businesses were or are in violation of any Law, regulation, rule, ordinance, clearance, approval, permissions, authorizations, consents, exemption, guidance or guideline, or were or are the subject of any pending, threatened or anticipated administrative agency or Government Entity investigation, proceeding, review, or inquiry, or that there are circumstances currently existing which might reasonably be expected to lead to any loss of or refusal to renew any of the Company Permits held by Company.

(d) As to each product marketed since January 1, 1999 subject to FDA regulation or similar legal provisions in any foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, distributed, and/or commercialized by Company or licensees (a “Product”), each such Product is being developed, manufactured, tested, packaged, labeled, marketed, sold, distributed, and/or commercialized in compliance with all applicable requirements under the FDA Act and similar Laws, including but not limited to those relating to investigational use, investigational device exemption, premarket notification, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security. As to each product subject to FDA regulation or similar legal provisions in any foreign jurisdiction, all manufacturing facilities of Company are operated in compliance in all material respects with the FDA’s Quality System Regulation requirements at 21 C.F.R. Part 820, as applicable.

(e) Since January 1, 1999, all preclinical and clinical trials conducted, supervised or monitored by Company have been conducted in full compliance with all applicable federal, state, and local Laws, and the regulations and requirements of any Governmental Entity, including but not limited to, FDA good clinical practice and good laboratory practice requirements. Company have consistently obtained and maintained any necessary Institutional Review Board (“IRB”) approvals of clinical trials or modifications thereto, conducted, supervised, or monitored by Company. In no clinical trial conducted, supervised or monitored by Company has IRB approval ever been suspended, terminated, put on clinical hold, or voluntarily withdrawn because of deficiencies attributed to Company.

(f) Schedule 4.06 of the Company Disclosure Schedule sets forth a complete and accurate listing of all pre-clinical and clinical studies since January 1, 1999, together with the dates and brief descriptions of such studies, previously or currently undertaken or sponsored by Company with respect to the Products. True, complete and accurate copies of all data and reports with respect to such studies and trials are listed in Schedule 4.06 of the Company Disclosure Schedule and have been provided for review, and Company has otherwise provided for review all material pre-clinical and material clinical studies and trials and all other material information regarding the efficacy, safety and utility of the Products. Company has heretofore provided for review all material correspondence and contact information between Company and the FDA or any other Governmental Entities regarding the Products, and, to the extent provided to Company, between FDA and other Governmental Entities relating thereto.

(g) Since January 1, 1999, neither Company nor, to the Knowledge of Company, any officer, employee or agent of Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting fraud, untrue statements, bribery and illegal gratuities or any similar policy. Neither Company nor, to the Knowledge of Company, any officer, employee or agent of Company, has been disqualified or debarred by the FDA, pursuant to 21 U.S.C. §§ 335(a) or (b), or for any purpose, been charged with or convicted under United States Law for conduct relating to the development or approval, or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992, or any other relevant Law. Neither Company nor, to the Knowledge of Company, any officer, employee or agent of Company, has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs. Neither Company nor any of its agents or employees, have violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including, but not limited to, the Medicare/Medicaid Anti-kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b(b), and the relevant regulations in 42 C.F.R. Part 1001.

(h) The Company and its employees have complied in all material respects at all times with all applicable privacy laws and regulations regarding the collection, processing, disclosure and use of all data consisting of personally identifiable information in each case as such term is defined under the applicable law that is, or is capable of being, associated with specific individuals.

Section 4.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Company has timely filed all forms, reports, statements and documents required to be filed by it with the SEC, the NNM and the NSCM since January 1, 2001 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the “Company Reports”). Each Company Report (i) at the time it was filed, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM or NSCM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 2001, there have been no comment letters received by Company from the staff of the SEC or responses to such comment letters by or on behalf of Company that have not been made available to Parent. For purposes of this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise provided in writing to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments, which adjustments are not material), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Company as at the respective dates thereof, and its results of operations, stockholders’ equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c) Except as and to the extent set forth or reserved against on the balance sheet of Company as of June 30, 2004 as reported in the Company Reports, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for (i) liabilities or obligations which do not in the aggregate exceed $100,000 or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2004.

(d) Company is not a party to and has no commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between Company, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving Company in the consolidated financial statements contained in Company Reports.

(e) Company is in compliance with, and have complied, in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) or the Exchange Act and (B) the applicable listing and corporate governance rules and regulations of the NNM and NSCM. Except as disclosed in the Company Reports, there are no outstanding loans made by Company to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Company. Since the enactment of the Sarbanes-Oxley Act, Company has not made any loans to any such executive officer or director of Company. Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information relating to Company, required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Company’s auditors and the audit committee of the board of directors of Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial data and have identified for Company’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Company has delivered to Parent a correct and complete summary of any such disclosure made by management of Company to Company’s auditors and audit committee since January 1, 2001. Since January 1, 2001, neither Company, nor to Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of Company has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices. No attorney representing Company, whether or not employed by Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents to the board of directors of Company or any committee thereof or to any director or officer of Company. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act.

Section 4.08 Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 2004, Company has conducted its businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company’s obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or Company Preferred Stock or any redemption, purchase or other acquisition of any of Company’s securities, other than any unvested shares of Company Common Stock repurchased by Company, at the original price paid per share, from employees, consultants and directors upon the termination of their service relationship with Company, (v) any increase in the compensation or benefits payable or to become payable to any officer, employee or other service provider of Company (other than normal salary increases in the ordinary course of business consistent with the past practices of Company), or the establishment or amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock-based or stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, phantom stock or restricted stock awards), stock purchase or other employee benefit plan, (vi) any issuance or sale of any stock, notes, bonds or other securities other than as permitted by this Agreement or pursuant to the exercise of outstanding securities set forth in Schedule 4.03 of the Company Disclosure Schedule, or entering into any agreement with respect thereto, (viii) any amendment to Company’s certificate of incorporation or bylaws, (vii) other than in the ordinary course of business consistent with past practices, any (a) purchase, sale, assignment or transfer of any material assets, (b) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (c) waiver of any rights of material value or cancellation or any material debts or claims, (x) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (xi) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (xii) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

Section 4.09 Employee Benefit Plans; Labor Matters.

(a) With respect to each employee benefit fund, plan, program, arrangement or contract (including, without limitation, any “employee benefit plan”, as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or other trade or business (whether or not incorporated) treated as a single employer with Company (a “Company ERISA Affiliate”) pursuant to Code Section 414(b), (c), (m) or (o) or to which Company or any Company ERISA Affiliate is a party, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the “Company Benefit Plans”), Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is intended to be qualified under Section 401(a) of the Code.

(b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

(c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code or either an application for such determination is pending or the period for submitting such application under Code Section 401 with the ability to effect remedial amendments has not expired, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt or either an application for such determination is pending or the period for submitting such application under Code Section 401 with the ability to effect remedial amendments has not expired,, and to the Knowledge of Company no fact or event has occurred since the date of any such determination letter received from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Knowledge of Company there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement.

(d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

(e) With respect to each Company Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty (30) days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA).

(f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company with or relating to their respective employees, directors or consultants which contain “change of control” provisions. Except as set forth in Schedule 4.09(f) of the Company Disclosure Schedule, which discloses Company’s estimate of excess parachute payments based on assumptions described therein, there is no agreement, plan, arrangement or other contract covering any current or former employee or other service provider of Company or other Affiliate to which Company and/or any Company Affiliate is a party or by which Company and/or any Company Affiliate is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent event, including (without limitation) termination of employee or other service status), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G of the U.S. Internal Revenue Code. Schedule 4.09(f) of the Company Disclosure Schedule lists each person who Company reasonably believes is, with respect to Company or any Company Affiliate, a “disqualified individual” (within the meaning of Section 280G of the U.S. Internal Revenue Code and the U.S. Treasury Regulation thereunder). Except as otherwise set forth in Section 4.09(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereunder (whether alone or upon the occurrence of any additional or subsequent event, including (without limitation) termination of employee or other service status) will accelerate the time of payment or vesting of any compensation or benefits under any Company Benefit Plan, or increase the amount of compensation or benefits due any employee or former employee of Company. On the Closing Date, Company shall deliver a complete update to Schedule 4.09(f) of Company Disclosure Schedule current as of that date.

(g) Company is not a party to any collective bargaining or other labor union contract applicable to Persons employed by Company and no collective bargaining agreement is being negotiated by Company. There is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened in writing which may interfere with the respective business activities of Company. Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, non-discrimination, and the withholding and payment of social security and other Taxes except for such failures to comply that would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the Knowledge of Company, threatened charges of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by Company.

(h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To the Knowledge of Company, Company and the Company ERISA Affiliates are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

Section 4.10 Certain Tax Matters. Neither Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this

Agreement) that could reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

Section 4.11 Contracts. Company has delivered to Parent true and complete copies (and any and all binding amendments, modifications and supplements thereto) of the following (the “Material Contracts”), which, as of the date hereof, shall be listed on Schedule 4.11 of the Company Disclosure Schedule:

(i) all Contracts of Company with customers of Company involving payments by or to Company in excess of $100,000 for the twelve (12)-month period ending on June 30, 2004;

(ii) all Contracts of Company with Persons which are not customers of Company involving payments by or to Company in excess of $50,000 for the twelve (12)-month period ending on June 30, 2004;

(iii) all Contracts of Company entered into other than in the ordinary course of business;

(iv) all Contracts of Company that restrict the ability of Company to compete in any business or area;

(v) all Contracts of Company with “most favored customer” pricing provisions;

(vi) all Contracts of Company pursuant to which Company receives its sole source of supply of any material or item which is incorporated in or used by Company to manufacture, distribute or sell a Company Product;

(vii) all Contracts of Company with any Affiliate, director, officer or employee of Company, other than contracts which do not vary in any material respect from the standard form of such contracts provided to Parent;

(viii) all Contracts of Company pursuant to which Company is granted material rights in the Intellectual Property of any third person, other than Contracts pursuant to which independent contractors assign Intellectual Property to Company which do not vary in any material respect from the standard form of such contracts provided to Parent;

(ix) all Contracts of Company pursuant to which Company grants material rights in Intellectual Property to any third person, other than non-exclusive end user licenses which do not vary in any material respect from the standard form of such contracts provided to Parent;

(x) all joint venture, partnership, collaboration or other similar contracts, agreements or arrangements to which Company is a party;

(xi) all Contracts relating to the borrowing of money or extension of credit (collectively, “Debt Obligations”) pursuant to which any material indebtedness of Company is outstanding or may be incurred and all guarantees of or by Company of any Debt Obligations of any other Person, other than standard form invoices relating to accounts payable of Company disclosed in the Company Reports or incurred in the ordinary course of business since June 30, 2004;

(xii) (A) all Contracts of Company granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute any product of Company, currently being distributed or currently under development (a “Company Product”), with or without the right to sublicense the same, in each case on an exclusive basis, (B) any Contract by which Company grants any ownership right to any Intellectual Property owned by Company, (C) any Contract under which Company grants an option relating to acquiring ownership of any Intellectual Property owned by Company, (D) any Contract under which Company has a stated obligation to make fixed payments of minimum royalties, license fees or service fees aggregating in excess of $50,000 during the calendar year ending December 31, 2004 with respect to any Intellectual Property owned by Company, (E) any Contract of Company that grants a customer a refund right (other than as a remedy for a breach of warranty) on the installation of a Company Product, and that refund period with respect to any such installation has not passed, lapsed, expired or terminated; and (F) any Contract pursuant to which Company has deposited or is required to deposit with an escrow agent or any other Person any Intellectual Property Rights for Company Products;

(xiii) all Contracts containing any provision requiring the Company to indemnify another party (other than indemnities contained in agreements entered into the ordinary course of business) or containing any covenants not to bring a legal action against any third party;

(xiv) all powers of attorney given by Company and contracts, agreements and arrangements pursuant to which Company has any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person, or any capital maintenance or similar agreements or arrangements.

(b) Company has performed all of the material obligations required to be performed by it, and to the Knowledge of Company, is not alleged in writing to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, constitutes a legal, valid and binding agreement enforceable in accordance with its terms (subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors’ rights generally and to general principles of equity, whether applied in a proceeding in law or equity) against Company and there exists no material default or event of default or event, occurrence, condition or act, with respect to Company or, to the Knowledge of Company, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a material default or event of default under any Material Contract. To the Knowledge of Company, Company has not, as of the date hereof, entered into a Contract with a Specially Designated National or Blocked Person as defined by the Office of Foreign Asset Control of the United States Department of the Treasury.

(c) Except as set forth in the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or cause a breach of any Material Contract (or which with the giving of notice or lapse of time or both could reasonably be expected to become a breach) and no approval or consent of any other party to any of Material Contracts is required in order for those Material Contracts to continue in effect after the consummation of the Merger.

Section 4.12 Litigation. Except as and to the extent set forth in the Company Reports filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened in writing against Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with

Company’s ability to consummate the transactions contemplated herein. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company’s ability to consummate the transactions contemplated herein.

Section 4.13 Environmental, Health and Safety Matters.

(a) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Material by Company (or, to the Knowledge of Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by Company in violation of any Environmental Law, other than immaterial violations that would not have a Company Material Adverse Effect.

(b) There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Material in violation of any Environment Law other than immaterial violations that would not have a Company Material Adverse Effect, due to or caused by Company or with respect to which Company has Knowledge.

(c) Company and each of the facilities of Company are, and have been, in compliance in all material respects with all applicable Environmental Law, all Health and Safety Laws and/or Environmental Permits. In respect of the facilities no person is undertaking, nor has Company received written notice that they are or may become subject to, remedial action or enforcement action under, or are not otherwise in compliance in all material respects with, applicable Environmental Law, Health and Safety Laws and/or Environmental Permits.

(d) All Permits required under all applicable Environmental Law in relation to the facilities of Company have been obtained and are in full force and effect, and Company has not received any written notice that any such facilities’ Environmental Permits will be revoked, suspended or not renewed, except for such failures to obtain, revocations, suspensions or failures to renew as would not have a Company Material Adverse Effect.

(e) No written claims, including third party claims and claims from Governmental Entities, have been made or to the Knowledge of Company, threatened, against Company that could reasonably be expected to result in liability arising from or as a result of (i) on-site exposures to Hazardous Material at the facilities; (ii) releases of Hazardous Material at or from any facilities; or (iii) off-site treatment, storage or disposal of Hazardous Material transported from the facilities, except for such claims that would not reasonably be expected to give rise to material liabilities.

(f) Copies of all environmental and health and safety audits and other assessments, reviews and reports, written claims and environmental or health and safety test results since November 1, 2000 in the possession or control of Company relating to Company or any of the facilities have been provided to Parent and are listed in Section 4.13(f) of the Company Disclosure Schedule.

Section 4.14 Intellectual Property.

(a) Schedule 4.14(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, registered trademarks and applications or registrations therefor and registered copyrights owned or, in the case of certain provisional patent applications, controlled by the Company and applications therefor (collectively, “Company Registered Intellectual Property”). Such intellectual property rights as listed in Schedule 4.14(a) of the Company Disclosure Schedule, together with any other type of rights in Intellectual Property that are owned by Company or, in the case of certain provisional patent applications, controlled by Company, that (x) relate to any Company product, or (y) are otherwise material to the research, development, manufacturing or commercialization of any Company product, are collectively referred to herein as “Intellectual Property Rights”. Except to the extent listed in Schedule 4.14(a) or Schedule 4.14(g) of the Company Disclosure Schedule, all Intellectual Property Rights are either (i) owned by, or subject to an obligation of assignment to, Company free and clear of all mortgages, liens, security interests, leases, pledges, encumbrances, equities, claims, charges, options, written restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Intellectual Property Rights or restrict the use by Company of the Intellectual Property Rights in any material way (“IP Liens”), or (ii) controlled by Company free and clear (to the Knowledge of Company) of all IP Liens. To the Knowledge of Company, it owns or has a valid license or other right to use all Intellectual Property necessary to conduct the business of Company as presently conducted. Company is in material compliance with all agreements under which such third party Intellectual Property Rights are used and has not received notice of breach of termination from any such third party. To the Knowledge of Company, with respect to all Intellectual Property Rights that are U.S. patents or applications owned by Company subject to a terminal disclaimer against another patent or application, each such patent or application has been and remains commonly owned with the patent or application it is terminally disclaimed against since the filing of the terminal disclaimer with the U.S. Patent and Trademark Office. Except to the extent listed in Schedule 4.14(a) of the Company Disclosure Schedule, Company is the sole legal and beneficial owner of all the Company Registered Intellectual Property. There are no actions pending or, to the Knowledge of Company, threatened with regard to the ownership or control by Company of any Intellectual Property owned or controlled by Company, or to the knowledge of Company, with respect to a third party’s Intellectual Property licensed to, or otherwise used by, Company. Except as provided for in any agreement identified in Schedule 4.14(a) of the Company Disclosure Schedule, Company has the legal power to convey to a successor all of their respective ownership or control in the Intellectual Property Rights.

(b) To the Knowledge of Company, the Intellectual Property Rights have not been, and are not being, infringed.

(c) There are no pending or, to the Knowledge of Company, threatened claims that Company has infringed or is infringing (including with respect to the manufacture, use, sale or importation by Company of any commercial products or to the operations of Company) any Intellectual Property of any person. To the Knowledge of Company, there are no patent rights of any third party known to be dominating, interfering, or potentially dominating or interfering and that could be asserted by a person to exclude or prevent Company or licensees from researching, developing, manufacturing or commercializing the products of Company.

(d) The patent applications listed in Schedule 4.14(a) of the Company Disclosure Schedule that are owned by Company (and, to Company’s Knowledge after due inquiry, such material patent applications that are otherwise controlled by Company) are pending and have not been abandoned, and have been and continue to be prosecuted. All patents, registered trademarks and applications therefor owned by Company (and, to Company’s Knowledge after due inquiry, all such material patents, registered trademarks and applications otherwise controlled by Company) have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Schedule 4.14(a) of the Company Disclosure Schedule, all necessary affidavits of continuing use (and, to Company’s Knowledge after due inquiry, with respect to such patents, registered trademarks and applications otherwise controlled by Company) have been timely filed, and all necessary maintenance fees timely paid to continue all such rights in effect. None of the patents listed in Schedule 4.14(a) of the Company Disclosure Schedule that are owned by Company (and, to Company’s Knowledge after due inquiry, no such patents that are otherwise controlled by Company) have expired or been declared invalid, in whole or in part, by any Governmental Entity. To the Knowledge of Company, there are no ongoing interferences, oppositions, reissues, or reexaminations or other inter partes proceedings which could result in a loss or limitation of a patent right or claim involving any of the patents or patent applications listed in Schedule 4.14(a) of the Company Disclosure Schedule and owned or controlled by Company.

(e) To the Knowledge of Company, there are no published patents, patent applications, articles or other prior art references, or any other prior art or material information, that could render invalid in whole or in part any patent owned by Company and listed in Schedule 4.14(a) of the Company Disclosure Schedule or any claim therein. Company has met its duty of candor as required under applicable Law and complied with analogous laws outside the U.S. requiring disclosure of references. To the Knowledge of Company, each of the patents and patent applications listed in Schedule 4.14(a) of the Company Disclosure Schedule that were filed by Company properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending.

(f) Each inventor named on the patents and patent applications listed in Schedule 4.14(a) of the Company Disclosure Schedule (except as otherwise indicated on such schedule) that were filed by Company, alone or together with any joint owners, has executed an agreement agreeing to assign or actually assigning his or her entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to Company, alone or together with any joint owners as appropriate, except as indicated in Schedule 4.14(a) of the Company Disclosure Schedule. To the Knowledge of Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to Company or appropriate owners under such agreement with Company or such appropriate owners, as the case may be.

(g) Schedule 4.14(g) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all material agreements or instruments with respect to any options, rights, licenses or interests of any kind relating to Intellectual Property owned or controlled by Company that has been granted (x) to Company (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect) or (y) by Company to any other person (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect). To the Knowledge of Company, there are no such options, rights, licenses or interests of any kind relating to Intellectual Property Rights other than as set forth in the agreements listed in Schedule 4.14(g) of the Company Disclosure Schedule. Schedule 4.14(g) of the Company Disclosure Schedule sets forth, as of the date hereof, all agreements under which Company is obligated to make or receive payments (in any form, including royalties, milestones and other contingent payments) to or from third parties for use of any Intellectual Property Rights with respect to the commercialization of any Company product. Company is in material compliance with the terms of all such agreements and, with respect to sublicenses, to the Knowledge of Company, licensor of Company is in material compliance with all agreements granting such Intellectual Property Rights to licensor.

(h) Company does not jointly own or claim any right, title or interest with any other Person in any Company-owned Intellectual Property.

(i) Except pursuant to a Contract listed under Section 4.11 of the Company Disclosure Schedule, Company has not disclosed or delivered to any Person (other than employees, agents and consultants of Company), or permitted the disclosure or delivery to any escrow agent or other Person (other than employees, agents and consultants of Company), of any confidential information underlying the Intellectual Property Rights, including without limitation, any source code for Company Software Programs. No event has occurred, and no circumstance or condition exists as a result of acts or omissions on the part of Company (including the execution of this Agreement or the consummation of any of the transactions contemplated hereby) or, to the Knowledge of Company, as a result of any other event or circumstance, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Intellectual Property Rights, including without limitation, any source code for Company Software Programs.

(j) Company has used commercially reasonable efforts to maintain their confidential information and trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

(k) Schedule 4.14(i) of the Company Disclosure Schedule contains a true and complete list of all internally-developed software programs of the Company (the “Company Software Programs”). Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements or encumbrances.

(l) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees and contractors on a need to know basis in connection with the performance of their duties to Company, and (iii) to the Knowledge of Company, have not been disclosed to any third party.

(m) To the Knowledge of Company, the Company Software Programs contain no “viruses”. For the purposes of this Agreement, “virus” means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware.

Section 4.15 Taxes.

(a) Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 2004 balance sheet contained in the Company Reports (the “June 30 Balance Sheet”) for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company have no material liability for unpaid Taxes accruing after June 30, 2004 resulting from transactions which were not undertaken in the ordinary course of business.

(b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or Section 404 of the Code.

(c) Company has not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) beginning after the Closing Date pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(d) Company is not a party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement.

(e) Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(f) Since December 31, 1993 Company has not been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

(g) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has never been a “personal holding company” within the meaning of Section 542 of the Code or a “United Sates real property holding corporation” within the meaning of Section 897 of the Code.

Section 4.16 Insurance. Company is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company provide, in the good faith judgment of Company’s management, reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company have complied in all material respects with the terms of such policies.

Section 4.17 Properties. Company has good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2003 as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements, and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors’ rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company’s equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

Section 4.18 Affiliates. Schedule 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company’s reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Company.

Section 4.19 Opinion of Financial Advisor. Molecular Securities Inc. (“Company Financial Advisor”) has delivered to the board of directors of Company its opinion to the effect that, as of the date of such opinion, the Exchange Ratio to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

Section 4.20 Brokers.

(a) No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

(b) Attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and the Company Financial Advisor. Other than as attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

Section 4.21 Certain Business Practices. Neither Company nor any directors, officers, agents or employees of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.22 Business Activity Restriction. Except as set forth on the Company Disclosure Schedule, Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

Section 4.23 Interested Party Transactions. Except as set forth in Section 4.23 of the Company Disclosure Schedule or in the Company Reports, since December 31, 2003, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

Section 5.01 Organization and Qualification; Subsidiaries. Parent and each directly and indirectly owned Parent Subsidiary, including Merger Sub, has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The most recent copies of Parent’s Certificate of Incorporation and Bylaws that are listed as exhibits in the Parent Reports are true and correct copies thereof as in effect on the date hereof. Parent is not in violation of any of the provisions of such Certificate of Incorporation or Bylaws.

Section 5.02 Capitalization.

(a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Parent Preferred Stock”). As of the date hereof (i) 33,377,893 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 500,189 shares of Parent Common Stock are held in the treasury of Parent, (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries, (iv) 5,176,458 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options (“Parent Stock Options”), and warrants to purchase Parent Common Stock; (v) 187,514 shares of Parent Common Stock were available for future issuance pursuant to the Parent Employee Stock Purchase Plan (“Parent ESPP”) and (vi) no shares of Parent Preferred Stock are issued and outstanding. Each outstanding share of Parent Common Stock is duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right or similar right under Delaware law, the Parent’s Certificate of Incorporation, Bylaw or Contract to which the Parent is a party or otherwise bound. None of the outstanding shares of Parent’s common stock has been issued in violation of any federal or state securities laws.

(b) Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and the Parent ESPP, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(c) There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent’s or such other Parent Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

(d) Parent is not a party to or bound by any agreement with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Parent or any Parent Subsidiary. To the Knowledge of Parent, there are no agreements among other parties, to which Parent is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreement relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Parent or any Parent Subsidiary.

(e) Parent Common Stock and the Preferred Stock Purchase Rights of Parent constitute the only class of securities of the Parent or any Parent Subsidiaries registered or required to be registered under the Exchange Act.

(f) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Option or Company Warrant into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

Section 5.03 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the consent of Parent as sole stockholder of Merger Sub and the approval of the Parent Share Increase (as defined in Section 7.01) and the Share Issuance (as defined in Section 7.01) by the requisite vote of stockholders of Parent at the Parent Stockholders’ Meeting (as defined in Section 7.01) and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies. The affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock in favor of the Parent Share Increase and the affirmative vote of a majority of the total votes cast by the holders of Parent Common Stock in favor of the Share Issuance is the only vote of the holders of any class or series of capital stock of Parent necessary to approve this Agreement and the transactions contemplated hereby, including the Merger. The board of directors of Parent, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved the Parent Share Increase and the Share Issuance and has duly resolved to recommend that the stockholders of Parent vote for approval of the Parent Share Increase and the Share Issuance.

Section 5.04 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.04(b) have been obtained and all filings and notifications described in Section 5.04(b) have been made, conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by Delaware Law.

Section 5.05 Permits; Compliance with Laws. Each of Parent and each Parent Subsidiary is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, variances, exemptions, certificates, easements, consents, clearances, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to test, manufacture, market, sell, or distribute its products, to own, lease and operate its properties and assets, or otherwise carry on its business as it is now being conducted, except where the failure to hold such permit could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (collectively, the “Parent Permits”). All such Parent Permits are in full force and effect. As of the date of this Agreement, none of the Parent Permits has been withdrawn, revoked, suspended or cancelled nor is any such withdrawal, revocation, suspension or cancellation pending or, to the Knowledge of Parent or any Parent Subsidiary, threatened in writing. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Parent Permit or (ii) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, except for such conflicts, defaults or violations of Law that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since December 31, 2000, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any notice or other with respect to possible or actual conflicts, defaults or violations of any Laws.

Section 5.06 Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 5.06 of the Parent Disclosure Schedule, since June 30, 2004, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent’s obligations pursuant to this Agreement and the consummation of the Merger by Parent, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent’s securities, other than unvested shares of Parent Common Stock repurchased by the Parent, at the original price paid per share, from employees, consultants and directors upon the termination of their service relationship with the Parent or any Parent Subsidiary, (v) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of stock options currently outstanding or hereafter granted under the Parent Stock Plans or purchase rights currently outstanding or hereafter granted under the Parent ESPP, or entering into any agreement with respect thereto, (vi) any amendment to the Parent’s certificate of incorporation or bylaws, (vii) other than in the ordinary course of business consistent with past practices, any (a) purchase, sale, assignment or transfer of any material assets, (b) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or (c) waiver of any rights of material value or cancellation or any material debts or claims,

(viii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, or (ix) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, that individually or in the aggregate would have a Parent Material Adverse Effect.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since January 1, 2001 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the “Parent Reports”). Each Parent Report (i) at the time it was filed, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity. Since January 1, 2001 there have been no comment letters received by Parent from the staff of the SEC or responses to such comment letters by or on behalf of Parent that have not been made available to Company. For purposes of this Section 5.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available in writing to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments, which adjustments are not material), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders’ equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of June 30, 2004 as reported in the Parent Reports, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2004 or (ii) liabilities or obligations that could not reasonably be expected to have a Parent Material Adverse Effect.

(d) Neither Parent nor any Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among Parent or any Parent Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving Parent or any Parent Subsidiary in the consolidated financial statements contained in the Parent Reports.

(e) Parent and each of its officers and directors are in compliance with, and have complied, in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act or the

Exchange Act and (B) the applicable listing and corporate governance rules and regulations of the NNM. Except as disclosed in the Parent Reports, there are no outstanding loans made by Parent or any Parent Subsidiary to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Parent or any Parent Subsidiary. Since the enactment of the Sarbanes-Oxley Act, neither Parent nor any Parent Subsidiary has made any loans to any executive officer or director of Parent or any Parent Subsidiary. Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information relating to Parent, including its consolidated Parent Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Parent has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Parent’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent’s auditors and the audit committee of the board of directors of Parent (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. Parent has delivered to Company a correct and complete summary of any such disclosure made by management of Parent to Parent’s auditors and audit committee since January 1, 2001. Since January 1, 2001, neither Parent nor any of its Subsidiaries nor, to Parent’s Knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of Parent Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of Parent Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Parent or any of Parent Subsidiaries, whether or not employed by Parent or any of Parent Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the board of directors of Parent or any committee thereof or to any director or officer of Parent. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act.

Section 5.08 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent’s ability to consummate the transactions contemplated herein. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent’s ability to consummate the transactions contemplated herein.

Section 5.09 Intellectual Property.

(a) All patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, registered trademarks and applications or registrations therefor and registered copyrights and applications therefor owned or controlled by the Parent (collectively, “Parent Registered Intellectual Property”), together with any other type of rights in Intellectual Property that are owned or controlled by Parent or any Parent Subsidiary that (x) relate to any Parent or Parent Subsidiary product, or (y) are otherwise material to the research, development, manufacturing or commercialization of any Parent or Parent Subsidiary product, are collectively referred to herein as “Parent Intellectual Property Rights”. Except to the extent listed in Schedule 5.10(a) of the Parent Disclosure Schedule, all Parent Intellectual Property Rights are either (i) owned by, or subject to an obligation of assignment to, Parent or a Parent Subsidiary free and clear of all mortgages, liens, security interests, leases, pledges, encumbrances, equities, claims, charges, options, written restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Parent Intellectual Property Rights or restrict the use by Parent or any Parent Subsidiary of the Parent Intellectual Property Rights in any material way (“Parent IP Liens”), or (ii) controlled by Parent or a Parent Subsidiary free and clear (to the Knowledge of Parent) of all Parent IP Liens. To the Knowledge of Parent, Parent owns or has a valid license or other right to use all Intellectual Property necessary to conduct the business of Parent and the Parent Subsidiaries as presently conducted. Parent is in material compliance with all agreements under which such third party Intellectual Property Rights are used and has not received notice of breach or termination from any such third party. There are no actions pending or, to the Knowledge of Parent, threatened with regard to the ownership or control by Parent or any Parent Subsidiary of any Parent Intellectual Property Rights, or, to the knowledge of Parent, with respect to third party’s Intellectual Property licensed to, or otherwise used by, Parent.

(b) To the Knowledge of Parent, the Parent Intellectual Property Rights have not been, and are not being, infringed.

(c) There are no pending or, to the Knowledge of Parent or any Parent Subsidiary, threatened claims that Parent has infringed or is infringing (including with respect to the manufacture, use, sale or importation by Parent or any Parent Subsidiary of any commercial products or to the operations of Parent and Parent Subsidiary) any Intellectual Property of any person. To the Knowledge of Parent, there are no patent rights of any third party known to be dominating, interfering, or potentially dominating or interfering and that could be asserted by a person to exclude or prevent Parent or licensees from researching, developing, manufacturing or commercializing Parent or any Parent Subsidiary products.

(d) All material patents and applications therefor owned by Parent (and, to Parent’s Knowledge after due inquiry, all such material patents and applications otherwise controlled by Parent) have been duly filed with or issued by each appropriate Governmental Entity in any jurisdiction in which Parent has, or is, pursuing patent protection (and, to Parent’s Knowledge after due inquiry, with respect to such patents and applications otherwise controlled by Parent) have been timely filed, and all necessary maintenance fees timely paid to continue all such rights in effect. None of the patents material to the operation of Parent’s business have expired or been declared invalid, in whole or in part, by any Governmental Entity. To the Knowledge of Parent, there are no ongoing interferences, oppositions, reissues, or reexaminations or other inter partes proceedings which could result in a loss or limitation of a patent right or claim involving any of the patents or patent applications material to the operation of Parent’s business.

(e) To the Knowledge of Parent, there are no published patents, patent applications, articles or other prior art references, or any other prior art or material information, that could render invalid in whole or in part any patent owned by Parent and material to the operation of Parent’s business, or any claim therein. Parent has met its duty of candor as required under applicable Law and complied with analogous laws outside the U.S. requiring disclosure of references. To the Knowledge of Parent, each of the patents and patent applications material to the operation of Parent’s business that were filed by Parent properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending.

(f) Each inventor named on the patents and patent applications owned by Parent and material to the operation of the Parent’s business that were filed by Parent, alone or together with any joint owners, has executed an agreement agreeing to assign or actually assigning his or her entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to Parent, alone or together with any joint owners as appropriate. To the Knowledge of Parent, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to Parent.

(g) Parent and any Parent Subsidiary have used commercially reasonable efforts to maintain their confidential information and trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

Section 5.10 Certain Tax Matters. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

Section 5.11 Brokers. No broker, finder or investment banker (other than Seven Hills Group, LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

Section 5.12 Certain Business Practices. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 5.13 Opinion of Financial Advisor. Seven Hills Partners (“Parent Financial Advisor”) has delivered to the board of directors of Parent its opinion to the effect that, as of the date of such opinion, the Exchange Ratio to be paid by Parent is fair to Parent from a financial point of view.

Section 5.14 Interested Party Transactions. Except as set forth in Section 5.16 of the Parent Disclosure Schedule or in the Parent Reports, since December 31, 2003, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

Section 5.15 No Prior Activities. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Merger Sub is a wholly owned Subsidiary of Parent.

ARTICLE VI

COVENANTS

Section 6.01 Conduct of Business of Company Pending the Closing. Company agrees that, between the date of this Agreement and the Effective Time, except as (i) expressly contemplated or permitted by this Agreement, (ii) required by applicable law, rule or regulation, (iii) set forth in Company Disclosure Schedule or (iv) agreed to in writing by Parent (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other Persons with which Company has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as (i) expressly contemplated or permitted by this Agreement, (ii) required by applicable law, rule or regulation, (iii) set forth in Company Disclosure Schedule or (iv) agreed to in writing by Parent, Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

(a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or Encumbrance of, any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than (i) the granting of options to employees of Company hired between the date of this Agreement and the Effective Time (other than officers and directors) in the ordinary course of business and consistent with past practice to purchase up to 100,000 shares of Company Common Stock in the aggregate, provided each such option grant has an exercise price per share not less than the fair market value per share of Company Common Stock on the grant date, has a vesting or exercise schedule no more favorable to the optionee than 25% vesting/exercisability upon completion of one year of employment with Company following the grant date and equal monthly vesting/exercisability of the remaining 75% upon the completion of each of the next 36 months of continued employment with Company thereafter, and does not have any vesting/exercisability acceleration features or cash-out provisions (other than such vesting/exercisability acceleration features that are contained in the standard form of stock option agreement for the 2003 Stock Incentive Plan), and (ii) the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or convertible securities outstanding as of the date hereof and set forth in Schedule 4.03 of the Company Disclosure Schedule;

(c) directly or indirectly sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to an Encumbrance or otherwise dispose of any of the properties or assets of Company or any interest therein, other than (i) transactions pursuant to existing contracts and (ii) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

(d) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money, other than borrowings under any renewal or extension of previously existing credit arrangements not in excess of $250,000 in the aggregate, or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company, taken as a whole; (iii) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and that are not, in the aggregate, in excess of $250,000 for Company taken as a whole; or (iv) enter into or amend any Contract that, if fully performed, would not be permitted under this Section 6.01(d);

(e) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Company or otherwise permit the corporate existence of Company to be suspended, lapsed or revoked;

(f) enter into, modify, amend or terminate (i) any Contract which if so entered into, modified, amended or terminated would (A) have a Company Material Adverse Effect, or (B) impair in any material respect the ability of Company to perform its obligations under this Agreement or (ii) except in the Ordinary Course of Business, any Material Contract;

(g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

(h) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for the shares of its capital stock or any of its other securities;

(i) accelerate, amend or change the period of exercisability for options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Options granted under any of such plans or accelerate or modify the vesting schedule in effect for outstanding unvested stock issuances under the Company Stock Plans;

(j) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary, except repurchases of unvested shares at the original priced paid per share, from employees, consultants and directors upon the termination of their service relationship with Company or any Company Subsidiary;

(k) increase the compensation or benefits payable or to become payable to its directors, officers, consultants or employees (other than in the ordinary course of business consistent with the past practices of the Company), grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger (whether alone or in conjunction with any additional or subsequent event, including (without limitation) termination of employee or service status) with, any current or former director, officer, consultant or other employee of Company who is not currently entitled to such benefits, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, phantom stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer, consultant or employee of Company, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company’s directors, officers, consultants or employees; provided, however, that the Company may make payments under its 2004 Bonus Plan prior to the Closing in an aggregate dollar amount not to exceed $550,000, the amounts of such payments to be determined on a basis consistent with past practices;

(l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

(m) except as required by any Governmental Entity or by U.S. GAAP, make any material change with respect to Company’s accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies;

(n) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respect;

(o) make or rescind any material election relating to Taxes or settle or compromise any material Tax liability or enter into any closing or other agreement with any Tax authority with respect to any material Tax liability, or file or cause to be filed any material amended Tax return, file or cause to be filed any claim for material refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

(p) fail to file any material Tax returns when due, fail to cause such Tax returns when filed to be materially true, correct and complete, prepare or fail to file any Tax return in a manner inconsistent with past practices in preparing or filing similar Tax returns in prior periods or, on any such Tax return of Company, take any position, make any election, or adopt any method that is in consistent with positions taken, elections made or methods used in preparing or filing similar Tax returns in prior periods, in each case, except to the extent required by applicable Legal Requirements, or fail to pay any material Taxes when due; or

(q) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

Section 6.02 Conduct of Business of Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except as (i) expressly contemplated or permitted by this Agreement, (ii) required by applicable law, rule or regulation, (iii) set forth in the Parent Disclosure Schedule or (iv) agreed to in writing (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as (i) expressly contemplated or permitted by this Agreement, (ii) required by applicable law, rule or regulation, (iii) set forth in the Parent Disclosure Schedule or (iv) agreed to in writing, Parent and the Parent Subsidiaries shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Company:

(a) amend or otherwise change its certificate of incorporation or bylaws of Parent;

(b) issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or Encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, other than (i) the issuance of shares of Parent Common Stock pursuant to the exercise of Parent Options, (ii) the issuance of shares of Parent Common Stock pursuant to Parent ESPP, (iii) the issuance of shares of Parent Common stock pursuant to currently existing obligations, including outstanding warrants to purchase Parent Common Stock, or (iv) the issuance of Parent Options pursuant to the Parent Stock Plans to employees, non-employee directors or consultants of Parent after the date of this Agreement in a manner consistent with past practices;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

(d) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for the shares of its capital stock or any of its other securities;

(e) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Parent or any Parent Subsidiary or otherwise permit the corporate existence of Parent or any Parent Subsidiary to be suspended, lapsed or revoked;

(f) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets, in each case other than any such acquisitions or agreements (A) in the ordinary course of business consistent with past practice or (B) in the fields of molecular or proteomic diagnostic testing or related services with transaction values not in excess of $3,000,000 in the aggregate;

(g) (i) except as set forth in Schedule 6.02(g) of the Parent Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money in excess of $100,000 in the aggregate or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; and (ii) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and that are not, in the aggregate, in excess of $500,000 in the aggregate for Parent and the Parent Subsidiaries, taken as a whole;

(h) except as required by any Governmental Entity or by U.S. GAAP, make any material change with respect to Parent’s accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies;

(i) authorize any of, or commit or agree to take any of, the foregoing actions;

(j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied; or

(k) withdraw, modify or change its recommendation of either the Parent Share Increase or the Share Issuance in a manner adverse to Company or its stockholders.

Section 6.03 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract and (v) any change that would have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

Section 6.04 Access to Information; Confidentiality.

(a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and Parent shall cause the Parent Subsidiaries to) (i) provide to the other (and its officers, directors, employees, accountants, financial advisors, consultants, legal counsel, agents and other representatives (collectively, “Representatives”)) access at reasonable times upon prior notice to its and its subsidiaries’ officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries’ business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

(b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective confidentiality obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

Section 6.05 No Solicitation of Transactions.

(a) Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate, facilitate or knowingly encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of Company’s Representatives to take any such action; provided, however, that nothing contained in this Section 6.05 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement with confidentiality and standstill provisions at least as restrictive as those in the Confidentiality Agreement) in connection with, and negotiating, an unsolicited, bona fide written proposal regarding a Company Competing Transaction which did not result from a breach of this Section 6.05 and that Company’s board of directors shall have concluded in good faith (x) such unsolicited, bona fide written proposal constitutes, or is reasonably likely to lead to, a Company Superior Proposal and (y) the failure to take such action would breach the fiduciary duties of the Company’s board of directors under applicable law.

(b) Company shall not take any of the foregoing actions unless Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. In addition, Company shall notify Parent promptly (but in no event later than one (1) Business Day) after receipt by Company (or any of its advisors) of any inquiry, proposal or offer relating to any Company Competing Transaction, any indication that any third party is considering making a Company Competing Transaction or of any written request for information relating to Company or for access to the business, properties, assets, books or records of Company by any third party that may be considering making, or has made, a Company Competing Transaction. Company shall provide such notice orally and in writing and shall identify the third party making, and the terms and conditions of, any such Company Competing Transaction, indication or request. Company shall use reasonable efforts to keep Parent fully informed, on a current basis, of the status and details of any such Company Competing Transaction, indication or request. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. With respect to any Company Competing Transaction that constitutes a Company Superior Proposal, for a period of five (5) Business Days after such determination, the Company shall, if requested by Parent, negotiate in good faith to revise this Agreement so that Parent has the opportunity to make an offer that the Company Board may determine in its good faith judgment to be at least as favorable to the Company’s stockholders as such Company Superior Proposal

Section 6.06 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.07 Further Action; Consents; Filings.

(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM or the NSCM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, and (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

(b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third Persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

Section 6.08 Additional Reports. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Section 4.07 and Section 5.07, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Registration Statement; Joint Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the registration statement on Form S-4 of Parent (together with all amendments thereto, the “Registration Statement”), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company’s stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meetings of Company’s stockholders to be held to consider approval of this Agreement and the Merger (the “Company Stockholders’ Meeting”) and of Parent’s stockholders to be held to consider approval of an amendment to Parent’s Certificate of Incorporation increasing the number of authorized shares of Parent Common Stock to the Proposed Authorized Share Number (as defined below) (the “Parent Share Increase”) and the issuance of Parent Common Stock (“Share Issuance”) to Company’s stockholders pursuant to the Merger (the “Parent Stockholders’ Meeting”) (together with any amendments thereto, the “Joint Proxy Statement”). The “Proposed Authorized Share Number” shall be the greater of (a) 100,000,000 shares and (b) the maximum number of authorized shares of Parent Common Stock that Institutional Shareholder Services advises Parent it would recommend for approval by Parent’s stockholders, which amount shall not exceed 200,000,000 shares. Copies of the Joint Proxy Statement shall be provided to the NNM or the NSCM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Joint Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NNM and the NSCM.

(b) The Joint Proxy Statement shall include (i) with respect to Company and its stockholders, (x) the approval of the Merger and the recommendation of the board of directors of Company to Company’s stockholders that they vote in favor of approval of this Agreement and the Merger unless after considering applicable state law and the advice of independent outside legal counsel a withdrawal of such approval and recommendation is determined to be required in order to avoid breaching the fiduciary duties of the board of directors of Company under applicable law and (y) the opinion of Company Financial Advisor referred to in Section 4.19, and (ii) with respect to Parent and its stockholders, (x) the approval of the Parent Share Increase and the recommendation of the board of directors of Parent to Parent’s stockholders, that they vote in favor of the Parent Share Increase, (y) the approval of the Share Issuance and the recommendation of the board of directors of Parent to Parent’s stockholders that they vote in favor of approval of the Share Issuance, and (z) the opinion of the Parent Financial Advisor referred to in Section 5.15.

(c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are first mailed to stockholders of Company and Parent, at the time of the Company Stockholders’ Meeting, at the time of the Parent Stockholders’ Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company, or its officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

(e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are first mailed to stockholders of Company and Parent, at the time of the Company Stockholders’ Meeting, at the time of the Parent Stockholders’ Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

Section 7.02 Stockholders’ Meetings. Company shall establish a record date for, duly call, give notice of, convene and hold the Company Stockholders’ Meeting, and Parent shall establish a record date for, duly call, give notice of, convene and hold the Parent Stockholders’ Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or Parent Share Increase and the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Company Stockholders’ Meeting and the Parent Stockholders’ Meeting on the same date and as soon as practicable after the date on which the Registration Statement becomes effective. Company shall, through its board of directors, recommend to its stockholders that they adopt and approve this Agreement and the Merger, and shall include such recommendation in the Joint Proxy Statement, in each case subject to its rights under Section 6.05, Section 7.01 and Section 7.02. Parent shall, through its board of directors, recommend to its stockholders that they adopt and approve the issuance of shares of Parent Common Stock, and shall include such recommendation in the Joint Proxy Statement. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Except as otherwise contemplated by this Agreement Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Parent Stock Increase and the Share Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law, NNM or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall use reasonable efforts to take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party’s certificate or certificate of incorporation and bylaws to effect the Merger or the Share Issuance, as the case may be.

Section 7.03 Affiliates. Parent shall be entitled to place legends on the certificates evidencing any of the Parent Common Stock to be received by (i) any Affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an “affiliate” within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock. The Company shall use commercially reasonable efforts to promptly obtain an executed affiliate agreement from each affiliate (within the meaning of Rule 145 promulgated under the Securities Act) of the Company in form and substance reasonably satisfactory to Parent and Company.

Section 7.04 Directors’ and Officers’ Indemnification and Insurance.

(a) The provisions with respect to immunities and indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company. The certificate of incorporation and bylaws of Merger Sub immediately prior to the Effective Time shall be as delivered to the Company on the date hereof.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of Company (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under Delaware law and its charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties.

(c) For a period of six (6) years after the Effective Time, Parent shall provide directors’ and officers’ liability insurance in respect of acts or omissions occurring prior the Effective Time covering each such person currently covered by Company’s directors’ and officers’ liability insurance policy on substantially similar terms with respect to coverage and amount as those in effect on the date of this Agreement; provided, however, that Parent shall only be obligated to maintain such insurance to the extent the aggregate premiums during such period do not exceed 250% of the annual premium currently paid by Company for such coverage, which Company hereby represents is such amount set forth on Schedule 7.04(c) of the Company Disclosure Schedule.

Section 7.05 Public Announcements. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM or the NSCM, as applicable, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

Section 7.06 NNM Listing. Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger and shall use all reasonable efforts to have such Parent Common Stock approved for quotation on the NNM.

Section 7.07 Blue Sky. Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

Section 7.08 Company Options/Registration Statements on Form S-8. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Options and Company Warrants assumed pursuant to Section 3.05 hereof. Parent shall use commercially reasonable efforts to file with the SEC immediately after the Effective Time, but in no event later than ten (10) business days after the Effective Time, one or more registration statements on Form S-8 for the shares of Parent Common Stock purchasable under the assumed Company Options, but only to the extent those shares are registrable on such Form S-8 and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding. Such Form S-8 registration statement shall not cover the shares of Parent Common Stock subject to any assumed Company Options which are held by persons who do not become employees of the Parent or any Parent Subsidiary (including the Surviving Corporation) at the Effective Time or who do not otherwise have a continuing service relationship with the Parent or any Parent Subsidiary as of the Effective Time.

Section 7.09 Employee Matters. Simultaneously with the Merger, the Surviving Corporation shall assume all employment and severance agreements and arrangements which are in effect at Company on the date hereof. Company and Parent agree to cooperate and take such reasonable actions as may be required to effect an orderly transition of benefits coverage under Company’s 401(k) plan, including but not limited to, termination of such plan prior to the Effective Time. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans. Parent shall cause each such Company employee who is terminated within the first six months of the Closing Date to receive severance pay at least equivalent to what such employee would have received as severance pay under the severance program set forth on Schedule 7.09 hereto, which shall be the Company’s current severance program. Except as set forth in this Section 7.09, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be terminated in accordance with its terms and applicable law. To the extent that any Company Benefit Plan is terminated after the Effective Time, Parent shall arrange for each individual who is then a participant in such terminated plan to participate in a the corresponding benefit plan (if any) maintained by Parent in accordance with the eligibility criteria thereof.

With respect to each employee benefit plan of Parent (“Parent Benefit Plan”) in which employees of Company (“Company Employees”) participate after the Effective Time, for purposes of determining eligibility for participation and vesting, service completed with Company prior to the Effective Time or service with a predecessor entity which was treated as credited service with Company prior to the Effective Time shall be taken into account to the same extent as if such service had been performed for Parent; provided, that nothing herein shall require the inclusion of any Company employee in any such Parent Benefit Plan prior to the Effective Time, and provided further, that in determining the amount of vacation pay accruable by any such employee of Company from and after the Effective Time under the applicable terms of the vacation pay plan of Parent, credit shall be given for such employee’s service with Company prior to the Effective Time or service with a predecessor entity which was treated as credited service with Company prior to the Effective Time. In no event, however, shall any such credit for service with Company or any predecessor entity be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan prior to the Effective Time. Such service credit also shall apply, to the maximum extent permissible under the applicable Parent Benefit Plans, for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations.

Section 7.10 Section 16 Dispositions. The board of directors of Company, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time authorizing and approving the following transactions relating to the disposition by the Company Insiders of their shares of Company Common Stock and Company Options: (i) the disposition of the Company Common Stock held by such individuals which is deemed to occur upon the exchange and conversion of those shares into shares of Parent Common Stock in the Merger and (ii) the disposition of the Company Options held by such individuals which is deemed to occur upon the assumption of those options by Parent and their conversion into options to acquire shares of Parent Common Stock in accordance with the assumption provisions of Section 3.05 hereof. Such approval and authorization shall be for the purpose of qualifying those dispositions for the exemption provided pursuant to Rule 16b-3(e) under the Exchange Act. For purposes of this Agreement, “Company Insiders” means those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

(a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

(b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with Delaware Law;

(c) the issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the requisite vote of stockholders of Parent in accordance with the rules of the NNM;

(d) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

(e) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any applicable competition, merger control or similar Law shall have expired or terminated;

(f) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

(g) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance.

Section 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

(a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and correct without reference to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Parent Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations speak as of a different date) as though made on and as of the Closing Date, except for changes contemplated by this Agreement. Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

(b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date and Company shall have received certificates of the Chief Executive Officer and Chief Financial Officer of Parent and the President of Merger Sub to that effect;

(c) there shall have been no Parent Material Adverse Effect since the date of this Agreement.

(d) Company shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to Company, to the effect that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (it being agreed that Parent, Merger Sub and Company shall each provide reasonable cooperation, including making reasonable representations to Morgan, Lewis & Bockius LLP and Stradling Yocca Carlson & Rauth to enable it to render such opinion); provided, however, that if Stradling Yocca Carlson & Rauth does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders the opinion to Company in form and substance reasonably satisfactory to Company, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Section 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

(a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct without reference to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Company Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations speak as of a different date) as though made on and as of the Closing Date, except for changes contemplated by this Agreement. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

(b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect; and

(c) there shall have been no Company Material Adverse Effect since the date of this Agreement; and

(d) Parent shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to Parent, to the effect that, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (it being agreed that Parent, Merger Sub and Company shall each provide reasonable cooperation including making reasonable representations to Morgan, Lewis & Bockius LLP and Stradling Yocca Carlson & Rauth to enable it to render such opinion); provided, however, that if Morgan, Lewis & Bockius LLP does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Company renders the opinion to Parent in form and substance reasonably satisfactory to Parent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

(a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

(b) by either Parent or Company, if the Effective Time shall not have occurred on or before February 15, 2005; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been a principal reason for or cause of the failure of the Effective Time to occur on or before such date;

(c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction, shall be in effect and shall have become final and nonappealable;

(d) by Parent, if (i) the board of directors of Company fails to recommend adoption and approval of this Agreement and the Merger in the Joint Proxy Statement, (ii) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (iii) the board of directors of Company shall have approved or recommended to the stockholders of Company a Company Competing Transaction, (iv) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its stockholders), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within ten (10) Business Days of the first announcement or other public knowledge of such proposal for a Company Competing Transaction or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.05, (v) a willful and material breach by Company of Section 6.05, or (vi) the board of directors of Company resolves, agrees or publicly proposes to take any of the actions described above in subparts (i) through (v);

(e) by the Company if it receives a Company Superior Proposal and the Company Board reasonably determines in good faith, after considering applicable state law and the advice of independent outside legal counsel, that a failure to terminate this Agreement and enter into an agreement to effect the Company Superior Proposal would breach the fiduciary duties of the Company’s board of directors under applicable law; provided, that the Company may not terminate this Agreement pursuant to this Section 9.01(e) unless it has first complied with its obligations under Section 6.05 and until five (5) Business Days have elapsed following delivery to Parent of written notice of such determination by the Company Board and during such five (5) Business Day period the Company has renegotiated in good faith with Parent and Parent has not submitted a binding offer that the Company Board has determined in its good faith judgment to be at least as favorable to the Company’s stockholders as the Company Superior Proposal;

(f) by either Parent or Company, if this Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Stockholders’ Meeting or any adjournment or postponement thereof;

(g) by either Parent or Company, if the Share Issuance or the Parent Share Increase shall fail to receive the requisite votes for approval at the Parent Stockholders’ Meeting or any adjournment or postponement thereof;

(h) by Parent, ten (10) days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a “Terminating Company Breach”); provided, however, that if such Terminating Company Breach is cured by Company within ten (10) days, Parent may not terminate this Agreement under this Section 9.01(h);

(i) by Company, ten (10) days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a “Terminating Parent Breach”); provided, however, that if such Terminating Parent Breach is cured by Parent within ten (10) days, Company may not terminate this Agreement under this Section 9.01(i);

The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

Section 9.02 Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

Section 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 9.05 Termination Fee; Expenses.

(a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated (including but not limited to, commission or fees of any broker or finder, or any attorneys, accountants or other expert fees) except that Parent and Company each shall pay one half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and any fees required to be paid under the HSR Act.

(b) Without limiting any other remedies available to Parent, in the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) Company shall terminate this Agreement pursuant to Section 9.01(e), or (iii) (A) a Company Competing Transaction shall have been publicly announced, commenced or otherwise become publicly known or any Person shall have publicly announced an intention to make a Company Competing Transaction, (B) this Agreement is terminated by Parent or Company pursuant to Section 9.01(b) or Section 9.01(f), and (C) within twelve (12) months of the termination of this Agreement Company enters into such Company Competing Transaction (or a Company Competing Transaction that arises out of or relates to such Company Competing Transaction), then within two (2) Business Days after termination of this Agreement in the case of clause (i) and (ii) or within two (2) Business Days after the consummation of the transaction in case of clause (iii), Company shall pay to Parent a fee in the amount of $1,750,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account designated in writing by Parent.

(c) Without limiting any other remedies available to Company, in the event that Company terminates this Agreement pursuant to Section 9.01(i) and the Terminating Parent Breach is a violation of 6.02(k), then within two (2) Business Days after termination of this Agreement Parent shall pay Company a fee in the amount of $1,750,000 by wire transfer of immediately available funds to an account designated in writing by Company.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its express terms contemplates performance, in whole or in part, after the Effective Time.

Section 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

(a) if to Company:

Epoch Biosciences, Inc.

21720 23rd Drive, SE, Suite 150

Bothell, WA 98021

Facsimile: (425) 482-5550

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive

Newport Beach, CA 92660

Attention: Lawrence B. Cohn

Facsimile: (949) 725-4100

(b) if to Parent or Merger Sub:

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

Facsimile: (858) 410-4949

Attention: President

with a copy to:

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

Facsimile: (858) 410-4949

Attention: General Counsel

and

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA 94105

Attention: Scott Karchmer, Esq.

Facsimile: (415) 442-1001

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

Section 10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF DELAWARE.

Section 10.07 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 10.08 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of either (a) the Court of Chancery of the State of Delaware State or (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Court of Chancery of the State of Delaware State or (b) any Federal court of the United States of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.09 Enforcement. The parties hereto agree that in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, monetary damages, even if available, would be an inadequate remedy. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any Delaware State court or any Federal court of the United States of America sitting in the State of Delaware to which they are entitled at law or in equity.

Section 10.10 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.12 Entire Agreement. This Agreement (including the Annexes, Schedules, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NANOGEN, INC.

By:	/s/ Howard C. Birndorf
Name:	Howard C. Birndorf
Title:	Chairman of the Board and Chief Executive Officer

EMPIRE ACQUISITION CORP.

By:	/s/ Howard C. Birndorf
Name:	Howard C. Birndorf
Title:	Chief Executive Officer

EPOCH BIOSCIENCES, INC.

By:	/s/ William G. Gerber, M.D.
Name:	William G. Gerber, M.D.
Title:	President and Chief Executive Officer

ANNEX A

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 7, 2004 between NANOGEN, INC., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of EPOCH BIOSCIENCES, INC., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 7, 2004 by and among Parent, EMPIRE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which outstanding shares of capital stock of Company will be converted into the right to receive the Merger Consideration;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of capital stock of Company as is indicated on the signature pages hereto (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Retain Shares.

1.1 Transfer and Encumbrance. Prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, (“Transfer”), any or all of the Shares and the New Shares (as defined below) or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to one or more charitable foundations or organizations, the Stockholder’s spouse or issue, including adopted children, or a trust for the exclusive benefit of the Stockholder or the Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, or (b) termination of the Merger Agreement in accordance with the terms thereof.

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1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. “New Shares” means:

(a) any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Company Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of Company that Stockholder becomes the beneficial owner of as a result of any change in Company Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Company affecting Company Common Stock.

2. Agreement to Vote Shares and Take Certain Other Action.

2.1 Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder’s best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with the Merger Agreement and consummation of the Merger;

(c) against any Company Competing Transaction (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Merger Sub’s obligations under the Merger Agreement not being fulfilled;

(e) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

(f) against any dissolution, liquidation or winding up of Company.

For purposes of this Agreement, the term “Company Competing Transaction” shall mean any of the following involving Company (other than the Merger):

(i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other similar transaction;

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(ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

(iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

(iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

(v) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

(vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

2.2 Prior to the Expiration Date, Stockholder, as the holder of voting stock of Company, shall be present, in person or by proxy, or, using Stockholder’s best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Company at which the matters referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (e) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

2.4 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

2.5 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder’s capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Company or (b) voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1.

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3. Irrevocable Proxy. Stockholder has delivered to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

(a) (i) Stockholder is the beneficial owner of the Shares set forth on the signature pages hereto; (ii) the Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of Company as of the date hereof; (iii) the Shares are, and the Shares and any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares or other encumbrances; and (iv) Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Shares and New Shares acquired by such Stockholder after the date hereof; and (v) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

(b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

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(c) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such Transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

5. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

6. Miscellaneous.

6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

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6.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Stockholder, at the address set forth below Stockholder’s signature at the end hereof.

(b) if to Parent, to:

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

Facsimile:    (858) 410-4949

Attention:   General Counsel

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

One Market, Spear St. Tower

San Francisco, CA 94105

Facsimile:    (415) 442-1001

Attention:   Scott D. Karchmer, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

6.9 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall

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become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

NANOGEN, INC.	STOCKHOLDER:

By:
(Signature)
Its:

(Signature of Spouse)

(Print Name of Stockholder)

(Print Street Address)

(Print City, State and Zip)

Shares owned on the date hereof:

             shares of Company Common Stock

             shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

EPOCH BIOSCIENCES, INC.

The undersigned stockholder of EPOCH BIOSCIENCES, INC., a Delaware corporation (the “Company”), hereby irrevocably appoints the members of the Board of Directors of NANOGEN, INC., a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Company that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Parent, EMPIRE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with the Merger Agreement and consummation of the Merger;

Exhibit A-1

(c) against any Company Competing Transaction (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Merger Sub’s obligations under the Merger Agreement not being fulfilled;

(e) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

(f) against any dissolution, liquidation or winding up of Company.

For purposes of this Irrevocable Proxy, the term “Company Competing Transaction” shall mean any of the following involving Company (other than the Merger):

(i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or other similar transaction;

(ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

(iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or

(iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

(v) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

(vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

(Remainder of page intentionally left blank)

Exhibit A-2

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: September     , 2004

(Signature of Stockholder)

(Print Name of Stockholder)

shares of Company Common Stock owned on the date hereof:

shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

(Signature Page to Irrevocable Proxy)

ANNEX B

PARENT VOTING AGREEMENT

PARENT VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 7, 2004 between EPOCH BIOSCIENCES, INC., a Delaware corporation (“Company”), and the undersigned stockholder (“Stockholder”) of NANOGEN, INC., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of September 7 2004 by and among Parent, EMPIRE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which outstanding shares of capital stock of Company will be converted into the right to receive the Merger Consideration;

WHEREAS, as a condition to the willingness of Company to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of capital stock of Parent as is indicated on the signature pages hereto (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Retain Shares.

1.1 Transfer and Encumbrance. Prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the Shares and the New Shares (as defined below) or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to one or more charitable foundations or organizations, the Stockholder’s spouse or issue, including adopted children, or a trust for the exclusive benefit of the Stockholder or the Stockholder’s spouse or issue, provided in each instance such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time or (b) termination of the Merger Agreement in accordance with the terms thereof.

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1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. “New Shares” means:

(a) any shares of capital stock or voting securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Parent Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of Parent that Stockholder becomes the beneficial owner of as a result of any change in Parent Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Parent affecting Parent Common Stock.

2. Agreement to Vote Shares and Take Certain Other Action.

2.1 Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder’s best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

(a) in favor of adoption of the Parent Share Increase and the Share Issuance;

(b) against approval of any proposal made in opposition to, or competition with the Parent Share Increase, the Share Issuance, the Merger Agreement or consummation of the Merger;

(c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

(e) against any dissolution, liquidation or winding up of Parent.

Prior to the Expiration Date, Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy, or, using Stockholder’s best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Parent at which the matters referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

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2.2 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Parent with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (e) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

2.3 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

2.4 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder’s capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent or (b) voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1.

3. Irrevocable Proxy. Stockholder has delivered to Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Company as follows:

(a) (i) Stockholder is the beneficial owner of the Shares set forth on the signature pages hereto; (ii) the Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of Parent as of the date hereof; (iii) the Shares are, and the Shares and any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares and New Shares or other encumbrances; (iv) Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Shares and New Shares acquired by such Stockholder after the date hereof; and (v) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

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(b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

(c) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such Transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

5. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

6. Miscellaneous.

6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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6.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Company may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Company. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

6.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Stockholder, at the address set forth below Stockholder’s signature at the end hereof.

(b) if to Company, to:

EPOCH BIOSCIENCES INC.

21720 23RD Drive, SE, Suite 150

Bothel, WA 98021

Facsimile: (425) 482-5550

Attention: William G. Gerber, M.D.

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive

Newport Beach, CA 92660

Facsimile: (949) 725-4100

Attention: Lawrence B. Cohn

or to such other address as any party hereto may designate for itself by notice given as herein provided.

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6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

6.9 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

COMPANY	STOCKHOLDER:

By:
Its:	(Signature)

(Signature of Spouse)

(Print Name of Stockholder)

(Print Street Address)

(Print City, State and Zip)

(Print Facsimile Number)

Shares owned on the date hereof:

             shares of Parent Common Stock

             shares of Parent Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

NANOGEN, INC.

The undersigned stockholder of NANOGEN, INC., a Delaware corporation (“Parent”), hereby irrevocably appoints the members of the Board of Directors of EPOCH BIOSCIENCES, INC., a Delaware corporation (“Company”), and each of them, or any other designee of Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Parent that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the “Shares”), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Company entering into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Parent, EMPIRE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting:

(a) in favor of adoption of the Parent Share Increase and the Share Issuance;

(b) against approval of any proposal made in opposition to, or competition with the Parent Share Increase, the Share Issuance, the Merger Agreement or consummation of the Merger;

Exhibit A-1

(c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

(e) against any dissolution, liquidation or winding up of Parent.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

(Remainder of page intentionally left blank)

Exhibit A-2

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: September     , 2004

(Signature of Stockholder)

(Print Name of Stockholder)

shares of Parent Common Stock owned on the date hereof:

shares of Parent Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

(Signature Page to Irrevocable Proxy)